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                                                                EXHIBIT 10(f)


                AMENDMENT NO. 1 TO THE SHERWIN-WILLIAMS COMPANY
                       DEFERRED COMPENSATION SAVINGS PLAN



        This Amendment No. 1 to The Sherwin-Williams Company Deferred Compensation Savings Plan (the "Plan") is made effective as of January 1, 1993.

                                  WITNESSETH:

         WHEREAS, The Sherwin-Williams Company (the "Company") established the Plan effective January 1, 1991;

         WHEREAS, pursuant to Article X of the Plan, the Company retains the right to amend the Plan at any time in whole or in part; and

         WHEREAS, the Company wishes to amend the investment direction provisions of the Plan to permit participants who are eligible to diversify investments under The Sherwin-Williams Company Employee Stock Ownership and Savings Plan (the "Stock Plan") to diversify the investment of such participant's Accrued Benefit among various additional investment accounts authorized in the Plan.

         NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 1993:

        1. ARTICLE I of the Plan is hereby amended by adding thereto the following definitions in appropriate alphabetical order and renumbering the existing definitions accordingly:

                      1. ___ FIXED INCOME ACCOUNT. The investment account established pursuant to Section 4.4.

                      1. ___ GOVERNMENT ACCOUNT. The investment account established pursuant to Section 4.4.

                      1. ___ MUTUAL EOUITY ACCOUNT. The investment account established pursuant to Section 4.4.

        2. Section 4.4 of the Plan is deleted in its entirety and the following Section 4.4 is adopted in lieu thereof:

                 4.4 INVESTMENT ACCOUNTS. The Administrator shall establish the following investment accounts under the Plan:

                          (a)  DEFERRED CASH ACCOUNT. The Deferred Cash
                               Account shall accrue interest computed using the base lending rate of interest as announced by Society National Bank, Cleveland, Ohio, or its successor, in effect on the Valuation Date


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                          immediately preceding the month for which
                          interest is accrued. The interest shall be computed on the "Average Balance" of the Deferred Cash Account for such month. For purposes hereof, the Average Balance shall be determined by averaging the beginning and ending balance of the Deferred Cash Account.

                   (b) SHADOW STOCK ACCOUNT. The Shadow Stock Account shall be credited with a quantity of Shadow Stock units and fractions thereof (to the nearest thousandths) equal to the amount of Common Stock that could have been purchased with the amount of Participant's Accrued Benefit credited to the Shadow Stock Account on each Valuation Date based on the Fair Market Value of Common Stock on such Valuation Date. There will be credited to the Shadow Stock Account amounts equal to the cash dividends, and other distributions, paid on shares of issued and outstanding Common Stock represented by the Shadow Stock Account which Participants would have received had they been a record owner of a number of shares of Common Stock equal to the amount of Shadow Stock in the Shadow Stock Account at the time of payment of such cash dividends or other distributions. The amounts credited to the Shadow Stock Account shall be converted to a quantity of Shadow Stock units and fractions thereof (to the nearest thousandths) that could have been purchased with the dividends or other distributions based on the Fair Market Value of Common Stock on the date of payment of such dividends or other distributions.

                   (c) FIXED INCOME ACCOUNT. The Fixed Income Account shall be credited with earnings and losses computed using the return on the Fixed Income Fund as described in Section 4.06 of the Stock Plan in effect for the Valuation Date immediately preceding the month for which earnings are accrued. The earnings shall be computed on the Average Balance of the Fixed Income Account for such month. The Average Balance shall be determined by averaging the beginning and ending balance of the Fixed Income Account for that month.

                   (d) GOVERNMENT ACCOUNT. The Government Account shall be credited with earnings and losses computed using the return on the Government Fund as described in Section 4.06 of the Stock
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                          Plan, in effect for the Valuation Date immediately
                          preceding the month for which earnings are accrued. The earnings shall be computed on the Average Balance of the Government Fund for such month. The Average Balance shall be determined by averaging the beginning and ending balance of the Government Account for that month.

                   (e) MUTUAL EQUITY ACCOUNT. The Mutual Equity Account shall be credited with earnings and losses computed using the return on the Mutual Equity Fund as described in Section 4.06 of the Stock Plan, in effect for the Valuation Date immediately preceding the month for which earnings are accrued. The earnings shall be computed on the Average Balance of the Mutual Equity Fund for such month. The Average Balance shall be determined by averaging the beginning and ending balance of the Mutual Equity Account for that month.

        3.     Article IV of the Plan is hereby amended by adding thereto a new
               Section 4.5:

        4.5 INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time-to-time be required by law, or contained elsewhere in the Plan, each Participant, except as provided in Section 4.6 hereof, may direct the Company prior to the Plan Year for which such direction is to become effective as to how his Accrued Benefit should be invested between the Deferred Cash Account and the Shadow Stock Account. A Participant's investment direction shall specify the percentage of his Accrued Benefit which is to be invested in each of the Deferred Cash Account and the Shadow Stock Account.

               A Participant's investment direction pursuant to this Section
               4.5 is irrevocable with respect to his benefits accrued for the Plan Year and such amounts cannot be transferred between investment accounts. If a Participant fails to direct the investment of any of his Accrued Benefit, all such undirected amounts will be credited to the Shadow Stock Account.

               Notwithstanding any other provisions herein to the contrary, for the Plan Year ending January 1, 1991, Participants may not direct the Company as to how their Accrued Benefits should be invested. All amounts previously held in the Equalization Plan and Key Management Plan which are transferred to
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                               the Plan as of January 1, 1991 will be invested
                               in the Deferred Cash Account or Shadow Stock
                               Account in the same manner as such amounts were held in the Equalization Plan and Key Management Plan. All amounts deferred during the 1991 Plan Year shall be invested in the Shadow Stock Account.

        4. Article IV of the Plan is hereby amended by adding thereto a new Section 4.6:

                 4.6 DIVERSIFICATION OF INVESTMENTS. Notwithstanding anything contained in the Plan to the contrary, a Participant who is eligible to diversify investments pursuant to Section 8.05(A) of the Stock Plan shall be permitted to direct the Company beginning with the Plan Year following the Plan Year in which the Participant satisfies the age and service requirements set forth in such Section to invest his Accrued Benefit allocated to the Shadow Stock Account to the same extent and subject to the same limitations as set forth in Section 8.05, in the Deferred Cash Account, the Fixed Income Account, the Government Account and the Mutual Equity Account, except that any such direction shall be given prior to the Plan Year for which such direction is to become effective. A Participant's investment direction shall specify the percentage of his Accrued Benefit which is to be invested in each of the investment accounts.

                          A Participant's investment direction is
                          irrevocable with respect to his benefits accrued for the Plan Year and such amounts cannot be transferred between investment accounts. If a Participant fails to direct the investment of any of his Accrued Benefit, all such undirected amounts will be credited to the Shadow Stock Account.

        5. Section 6.2 of the Plan is deleted in its entirety and the following Section 6.2 is adopted in lieu thereof:

                 6.2 FORM OF PAYMENT. The amount to which a Participant (or his Beneficiary) is entitled shall be distributed in cash. A Participant's Accrued Benefit will be paid by the Company to him or, in the event of his death, to the Participant's Beneficiary, in a manner elected by the Participant, either (i) in a cash lump sum or (ii) in substantially equal monthly cash installments over a period not exceeding one hundred twenty (120) months. When a Participant first enrolls in the Plan, he shall elect the form in which his Accrued Benefit will be paid. Such election will be irrevocable, and will not be subject to change,
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               except in accordance with Section 6.3. If a Participant fails to elect a manner of payment, the Participant shall receive a cash lump sum. Upon the commencement of installment payments hereunder, an amount equal to the aggregate value (as determined in accordance with Section 6.1) of the Participant's Shadow
               Stock Account, Fixed Income Account, Government Account and Mutual Equity Account shall be credited to his Deferred Cash Account and the Participant's Shadow Stock Account, Fixed Income Account, Government Account and Mutual Equity Account shall be eliminated. Amounts held pending distribution pursuant to this paragraph shall continue to be credited with interest in accordance with the provisions of Section 4.4.(a).


       IN WITNESS WHEREOF, pursuant to the action of its Board of Directors at a meeting held the 21st day of October, 1992, the Company has caused this amendment to be executed by its duly authorized officer.

ATTEST/WITNESS:                         THE SHERWIN-WILLIAMS COMPANY
/s/ Diane Hale Hupp                     By: /s/ Louis E. Stellato
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                                        Print Name: Louis E. Stellato
                                                   ---------------------------
                                        Title: Vice President, General Counsel
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                                               and Secretary